Exhibit (i)(2)

CONSENT OF COUNSEL

We consent to the reference to our Firm under the heading “Counsel and Independent Registered Public Accounting Firm” in Post-Effective Amendment No. 34 to the Registration Statement on Form N-1A of The Tocqueville Trust as filed with the Securities and Exchange Commission on or about February 28, 2008.

/s/ PAUL, HASTINGS, JANOFSKY & WALKER LLP
PAUL, HASTINGS, JANOFSKY & WALKER LLP

New York, New York
February 28, 2008